AMENDMENT NO. 3 TO CREDIT AGREEMENT
AMENDMENT NO. 3, dated as of October 28, 2013 (this “Amendment”), by and among the Co-Borrowers, Parent, Topco, Holdings, the Lenders party thereto and the Administrative Agent, to the Credit Agreement, dated as of November 4, 2011, as amended by Amendment No. 1 to Credit Agreement, dated November 7, 2012 and Amendment No. 2 to Credit Agreement, dated June 14, 2013, among CHIRON MERGER SUB, INC., a Texas corporation, KINETIC CONCEPTS, INC., a Texas corporation (the “Lead Borrower”), KCI USA, INC., a Delaware corporation (“KCI USA” and, together with the Lead Borrower, the “Co-Borrowers”), CHIRON HOLDINGS, INC., a Delaware corporation (“Holdings”), CHIRON TOPCO, INC., a Delaware corporation (“Topco”), CENTAUR GUERNSEY LP, INC., a Guernsey limited partnership (“Parent”), solely with respect to Sections 5.01 through 5.04, 7.13 and 8.01 of the Credit Agreement, CHIRON GUERNSEY GP CO. LIMITED, a Guernsey limited company, BANK OF AMERICA, N.A., as administrative agent, collateral agent, letter of credit issuer and swing line lender, and each lender from time to time party thereto (the “Credit Agreement”).
W I T N E S S E T H:
WHEREAS, the Co-Borrowers have requested the issuance of Incremental Term Loans in the form of a new tranche of term loans pursuant to and on the terms set forth in Section 2.14 of the Credit Agreement;
WHEREAS, the Co-Borrowers, Holdings, the Administrative Agent and the Lenders providing the Incremental Term Loans have agreed to amend certain provisions of the Credit Agreement as provided for herein to effect the addition of a new tranche of Incremental Term Loans to the Credit Agreement pursuant to Section 2.14 thereof; and
WHEREAS, each Person that executes and delivers a joinder to this Amendment substantially in the form of Exhibit A (a “Joinder”) as an Incremental Term D-1 Lender will make Incremental Term D-1 Loans to the Co-Borrowers in the amount set forth on the signature page of such Person’s Joinder on the effective date of this Amendment, the proceeds of which will be used by the Co-Borrowers to pay for the acquisition, directly or indirectly, of the capital stock of Systagenix Wound Management Mezz B.V. and Systagenix Wound Management (US), Inc. (the “Acquisition”) in accordance with, and pursuant to, the Share Purchase Agreement (the “Acquisition Agreement”), dated as of July 26, 2013, among Systagenix Wound Management Coöperatie B.A. (the “Dutch Seller”), Systagenix Holding Corp. (the “U.S. Seller” and, together with the Dutch Seller, the “Sellers”) and the Lead Borrower and pay the fees and expenses incurred in connection with such acquisition, this Amendment and the transactions contemplated hereby and thereby (the “Transaction Costs”).
NOW, THEREFORE, the parties hereto hereby agree as follows:
ARTICLE I

Defined Terms

Section 1.1.    Defined Terms. As used in this Amendment, the following terms shall have the meanings set forth below:
“Acquisition” has the meaning specified in the introductory paragraph to this Amendment.
“Acquisition Agreement” has the meaning specified in the introductory paragraph to this Amendment.
“Amendment No. 3 Arrangers” means Merrill Lynch, Pierce, Fenner and Smith Incorporated, Morgan Stanley Senior Funding, Inc. and Goldman Sachs Bank USA, in their capacity as Joint Lead Arrangers and Bookrunners under this Agreement.
“Specified Acquisition Agreement Representations” means such of the representations made by the Sellers with respect to the Sellers in the Acquisition Agreement as are material to the interests of the Incremental Term D-1 Lenders in their capacities as such, but only to the extent that the Lead Borrower has the right to terminate its obligations under the Acquisition Agreement as a result of a breach of such representations in the Acquisition Agreement.
“Transactions” means the Acquisition, the incurrence of the Incremental Term D-1 Loans and the transactions contemplated thereby.
Section 1.2.    Other Defined Terms. Terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement unless otherwise defined herein.
ARTICLE II

Incremental Term Loan

Section 2.1.    Incremental Term D-1 Loans. The Co-Borrowers confirm and agree that (i) they have requested an additional tranche of term loans, to be referred to in the Credit Agreement as Incremental Term D-1 Loans, in the aggregate principal amount of $350,000,000 from the Incremental Term D-1 Lenders pursuant to and on the terms set forth in Section 2.14 of the Credit Agreement, effective on the Amendment No. 3 Effective Date and (ii) on the Amendment No. 3 Effective Date, the Co-Borrowers will borrow (and hereby requests funding of) the full amount of Incremental Term D-1 Loans from the Incremental Term D-1 Lenders.
Section 2.2.    Agreements of Incremental Term D-1 Lenders. Each Incremental Term D-1 Lender agrees that (i) effective on and at all times after the Amendment No. 3 Effective Date, in addition to all Term D Loans of such Lender (if any) outstanding prior to the Amendment No. 3 Effective Date, such Incremental Term D-1 Lender will be bound by all obligations of a Lender under the Credit Agreement in respect of the Incremental Term D-1 Commitment in the amount set forth on its Joinder delivered to the Administrative Agent on or before the Amendment No. 3 Effective Date and (ii) on the Amendment No. 3 Effective Date such Incremental Term D-1 Lender will fund Incremental Term D-1 Loans in the amount of such Incremental Term D-1 Lender’s Incremental Term D-1 Commitment. On the Amendment No. 3 Effective Date, each Incremental Term D-1 Lender which was not a Lender prior to the Amendment No. 3 Effective Date will become a Lender for all purposes of the Credit Agreement.
ARTICLE III

Amendments
Subject to the occurrence of the Amendment No. 3 Effective Date:
(a)    Section 1.01 of the Credit Agreement is hereby amended by inserting in appropriate alphabetical order the following new definitions:
“Amendment No. 3” means Amendment No. 3 to this Agreement dated as of October 28, 2013.
“Amendment No. 3 Effective Date” means October 28, 2013, the date of effectiveness of Amendment No. 3.
“Incremental Term D-1 Commitment” means, as to each Incremental Term D-1 Lender, the obligation of such Incremental Term D-1 Lender to make an Incremental Term D-1 Loan to the Co-Borrowers on the Amendment No. 3 Effective Date, in the aggregate principal amount set forth on the joinder agreement of such Incremental Term D-1 Lender to Amendment No. 3.
“Incremental Term D-1 Lender” means, at any time, any Lender that has an Incremental Term D-1 Commitment or an Incremental Term D-1 Loan at such time.
“Incremental Term D-1 Loan” has the meaning provided in Section 2.01(f).
(b)    The definition of “Applicable Rate” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:
“‘Applicable Rate’ means a percentage per annum equal to:

(a)
(i) until delivery of financial statements and a related Compliance Certificate for the first full fiscal quarter commencing on or after the Closing Date pursuant to Section 6.01, (A) for Eurocurrency Rate Loans that are Revolving Credit Loans, 5.75%, (B) for Base Rate Loans that are Revolving Credit Loans, 4.75% and (C) for letter of credit fees, 5.75% per annum and (ii) thereafter, in connection with Revolving Credit Loans, the percentages per annum set forth in the table immediately below, based upon the First Lien Senior Secured Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(a):

Applicable Rate

Pricing Level	First Lien Senior Secured Leverage Ratio	Letter of Credit Fees	Base Rate for Revolving Loans	Eurocurrency Rate for Revolving Loans
I	> 2.75x	5.75%	4.75%	5.75%
II	< 2.75x but > 2.25x	5.50%	4.50%	5.50%
III	< 2.25x	5.25%	4.25%	5.25%

;

(b)
(i) for Eurocurrency Rate Loans that are Dollar Term D-1 Loans, 3.50%, (ii) for Base Rate Loans that are Dollar Term D-1 Loans, 2.50%, (iii) for Eurocurrency Rate Loans that are Euro Term D-1 Loans, 3.75%, (iv) for Base Rate Loans that are Euro Term D-1 Loans, 2.75%, (v) for Eurocurrency Rate Loans that are Term D-2 Loans, 3.00%, and (vi) for Base Rate Loans that are Term D-2 Loans, 2.00%; and

(c)	(i) for Eurocurrency Rate Loans that are Incremental Term D-1 Loans, 3.50%, and (ii) for Base Rate Loans that are Incremental Term D-1 Loans, 2.50%.
Any increase or decrease in the Applicable Rate resulting from a change in the First Lien Senior Secured Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(a).
Notwithstanding anything to the contrary contained above in this definition or elsewhere in this Agreement, if it is subsequently determined that the First Lien Senior Secured Leverage Ratio set forth in any Compliance Certificate delivered to the Administrative Agent is inaccurate for any reason and the result thereof is that the Lenders received interest or fees for any period based on an Applicable Rate that is less than that which would have been applicable had the First Lien Senior Secured Leverage Ratio been accurately determined, then, for all purposes of this Agreement, the ‘Applicable Rate’ for any day occurring within the period covered by such Compliance

Certificate shall retroactively be deemed to be the relevant percentage as based upon the accurately determined First Lien Senior Secured Leverage Ratio for such period, and any shortfall in the interest or fees theretofore paid by the Borrowers for the relevant period pursuant to Section 2.09 and Section 2.10 as a result of the miscalculation of the First Lien Senior Secured Leverage Ratio shall be deemed to be (and shall be) due and payable under the relevant provisions of Section 2.09 or Section 2.10, as applicable, at the time the interest or fees for such period were required to be paid pursuant to said Section (and shall remain due and payable until paid in full, together with all amounts owing under Section 2.09 (other than Section 2.09(b)), in accordance with the terms of this Agreement); provided that, notwithstanding the foregoing, so long as an Event of Default described in Section 8.01(f) has not occurred with respect to the Lead Borrower, such shortfall shall be due and payable five (5) Business Days following the determination described above.
Notwithstanding the foregoing, the Applicable Rate in respect of any tranche of Extended Revolving Credit Commitments or any Extended Term Loans or Revolving Credit Loans made pursuant to any Extended Revolving Credit Commitments shall be the applicable percentages per annum set forth in the relevant Extension Offer.”
(c)    The definition of “Base Rate” in Section 1.01 of the Credit Agreement is hereby amended by (i) inserting “; and” at the end of clause (e) and (ii) adding the following as a new clause (f) to such definition:
“(f)    in respect of Incremental Term D-1 Loans, 2.00% per annum.”
(d)    The definition of “Eurocurrency Rate” in Section 1.01 of the Credit Agreement is hereby amended by adding the following new paragraph to the end of such definition:
“Notwithstanding any provision to the contrary in the Credit Agreement, the applicable Eurocurrency Rate in respect of Incremental Term D-1 Loans shall at no time be less than 1.00% per annum.
(e)    The definition of “Maturity Date” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:
“‘Maturity Date’ means (a) with respect to the Revolving Credit Facility, the fifth anniversary of the Closing Date, (b) with respect to the Term B-1 Loans, the Term C-1 Loans, the Term D-1 Loans and the Incremental Term D-1 Loans, the date that is six years and six months after the Closing Date, (c) with respect to the Term B-2 Loans, the Term C-2 Loans and the Term D-2 Loans, the fifth anniversary of the Closing Date; provided that if any such day is not a Business Day, the Maturity Date shall be the Business Day immediately preceding such day.”
(f)    The definition of “Term Borrowing” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:
“‘Term Borrowing’ means a Dollar Term B-1 Borrowing, a Euro Term B-1 Borrowing, a Term B-2 Borrowing, a Dollar Term C-1 Borrowing, a Euro Term C-1 Borrowing, a Term C-2

Borrowing, a Dollar Term D-1 Borrowing, a Euro Term D-1 Borrowing, a Term D-2 Borrowing or a borrowing in respect of Incremental Term Loans (including Incremental Term D-1 Loans), as the context requires.”
(g)    The definition of “Term Lender” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:
“‘Term Lender’ means, at any time, any lender that has a Dollar Term B-1 Commitment, a Dollar Term B-1 Loan, a Dollar Term C-1 Commitment, a Dollar Term C-1 Loan, a Dollar Term D-1 Commitment, a Dollar Term D-1 Loan, a Euro Term B-1 Commitment, a Euro Term B-1 Loan, a Euro Term C-1 Commitment, a Euro Term C-1 Loan, a Euro Term D-1 Commitment, a Euro Term D-1 Loan, a Term B-2 Commitment, a Term B-2 Loan, a Term C-2 Commitment, a Term C-2 Loan, a Term D-2 Commitment, a Term D-2 Loan, an Incremental Term D-1 Commitment, an Incremental Term D-1 Loan or any other Incremental Term Loan at such time.”
(h)    The definition of “Term Loan” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:
“‘Term Loan’ means a Term B Loan, Term C Loan, Term D Loan, Incremental Term D-1 Loan or other Incremental Term Loan, as the context requires, including any Extended Term Loan.”
(i)    Section 2.01 of the Credit Agreement is hereby amended by adding the following paragraph (f) to such Section:
“(f)    Subject to the terms and conditions hereof and of Amendment No. 3, each Incremental Term D-1 Lender severally agrees to make an Incremental Term D-1 Loan to the Co-Borrowers on the Amendment No. 3 Effective Date in a principal amount equal to its Incremental Term D-1 Commitment on the Amendment No. 3 Effective Date. All Incremental Term D-1 Loans will have the Types and Interest Periods specified in the Request for Credit Extension delivered in connection therewith.”
(j)    Section 2.05(a)(i) of the Credit Agreement is hereby amended by amending and restating the last sentence of such Section as follows:
“Each prepayment of Term Loans pursuant to this Section 2.05(a) shall be applied to the installments thereof on a pro rata basis between the Dollar Term D-1 Loans, the Euro Term D-1 Loans, the Term D-2 Loans and the Incremental Term D-1 Loans as directed by the Borrowers (it being understood and agreed that if the Borrowers do not so direct at the time of such prepayment, such prepayment shall be applied against the scheduled repayments of Term Loans under Section 2.07 in direct order of maturity) and shall be paid to the Appropriate Lenders in accordance with their respective Pro Rata Shares; provided that, at the Borrowers’ option, prepayments of Term Loans pursuant to this Section 2.05(a) may be applied to the Term D-2 Loans on a better than pro rata basis as compared to the Term D-1 Loans and the Incremental Term D-1 Loans.”

(k)    Section 2.05(a)(ii) of the Credit Agreement is hereby amended by adding the following as a new clause (6) to such Section:
“(6) on or prior to the sixth month anniversary of the Amendment No. 2 Effective Date, the Co-Borrowers (i) make any prepayment of Incremental Term D-1 Loans in connection with any Repricing Transaction or (ii) effect any amendment of this Agreement resulting in a Repricing Transaction with respect to Incremental Term D-1 Loans, the Co-Borrowers shall pay to the Administrative Agent, for the ratable account of each of the applicable Incremental Term D-1 Lenders, (x) in the case of clause (i), a prepayment premium of 1.0% of the amount of the applicable Incremental Term D-1 Loans being prepaid and (y) in the case of clause (ii), an amount equal to 1.0% of the aggregate amount of the applicable Incremental Term D-1 Loans outstanding immediately prior to such amendment.”
(l)    Section 2.05(b)(iv) is hereby by amended by replacing clause (Y) of such Section with the following:
“(Y) each such prepayment of Term D Loans shall be applied to Dollar Term D-1 Loans, Euro Term D-1 Loans, Term D-2 Loans and Incremental Term D-1 Loans on a pro rata basis; and”
(m)    Section 2.06(b) of the Credit Agreement is hereby amended by adding the following at the end thereof:
“The Incremental Term D-1 Commitment of each Incremental Term D-1 Lender shall be automatically and permanently reduced to $0 upon the making of such Incremental Term D-1 Lender’s Term Loans pursuant to Section 2.01(f).”
(n)    Section 2.07(a) of the Credit Agreement is hereby amended by adding the following as a new clause (iii) to such Section:
(iii) Subject to adjustment as a result of the application of prepayments in accordance with Section 2.05, in each case, solely to the extent of any such amounts applied to the prepayment of the Term Loans, the Co-Borrowers shall repay to the Administrative Agent for the ratable account of the Incremental Term D-1 Lenders on each date set forth below a principal amount of Incremental Term D-1 Loans equal to (x) the outstanding principal amount of Incremental Term D-1 Loans immediately after the Amendment No. 3 Effective Date multiplied by (y) the percentage set forth below opposite such date:

Date	Incremental Term D-1 Loan Repayment Amount
December 31, 2013	0.25%
March 31, 2014	0.25%
June 30, 2014	0.25%
September 30, 2014	0.25%
December 31, 2014	0.25%
March 31, 2015	0.25%
June 30, 2015	0.25%
September 30, 2015	0.25%
December 31, 2015	0.25%
March 31, 2016	0.25%
June 30, 2016	0.25%
September 30, 2016	0.25%
December 31, 2016	0.25%
March 31, 2017	0.25%
June 30, 2017	0.25%
September 30, 2017	0.25%
December 31, 2017	0.25%
March 31, 2018	0.25%
May 4, 2018	95.50%

(o)    Section 5.17 of the Credit Agreement is hereby amended by adding the following at the end thereof:
“The proceeds of the Incremental Term D-1 Loans, together with cash on hand at the Lead Borrower shall be used to pay for the acquisition, directly or indirectly, of the capital stock of Systagenix Wound Management Mezz B.V. and Systagenix Wound Management (US), Inc. and pay the fees and expenses incurred in connection with such acquisition, Amendment No. 3 and the transactions contemplated thereby.”
(p)    Section 6.12 of the Credit Agreement is hereby amended and restated in its entirety as follows:
“Section 6.12    Use of Proceeds. Use the proceeds of any Credit Extension (other than a Credit Extension of Dollar Term C-1 Loans, Euro Term C-1 Loans, Term C-2 Loans, Dollar Term D-1 Loans, Euro Term D-1 Loans, Term D-2 Loans or Incremental Term D-1 Loans), whether directly or indirectly, in a manner consistent with the uses set forth in the Preliminary Statements to this Agreement. Use the proceeds of any Credit Extension of Dollar Term C-1 Loans, Euro Term C-1 Loans or Term C-2 Loans to refinance the Dollar Term B-1 Loans, Euro Term B-1 Loans and Term B-2 Loans. Use the proceeds of any Credit Extension of Dollar Term D-1 Loans, Euro Term D-1 Loans or Term D-2 Loans to refinance the Dollar Term C-1 Loans, Euro Term C-1 Loans and Term C-2 Loans. Use the proceeds of the Credit Extension of Incremental Term D-1 Loans to pay for the acquisition, directly or indirectly, of the capital stock of Systagenix Wound

Management Mezz B.V. and Systagenix Wound Management (US), Inc. and pay the fees and expenses incurred in connection with such acquisition, Amendment No. 3 and the transactions contemplated thereby.”

ARTICLE IV

Conditions to Effectiveness
This Amendment shall become effective on the date (the “Amendment No. 3 Effective Date”) on which:
(a)    The Administrative Agent (or its counsel) shall have received from (i) each Incremental Term D-1 Lender with an Incremental Term D-1 Commitment, (ii) the Administrative Agent and (iii) each of the Co-Borrowers, Parent, Topco and Holdings, (x) a counterpart of this Amendment signed on behalf of such party or (y) written evidence satisfactory to the Administrative Agent (which may include telecopy or other electronic transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement. The Administrative Agent shall have received from each Incremental Term D-1 Lender an executed counterpart to the applicable Joinder Agreement.
(b)    The Administrative Agent shall have received, on behalf of itself, the Collateral Agent and the Incremental Term D-1 Lenders, a written opinion of (i)  Kirkland & Ellis LLP, New York counsel to the Loan Parties, (ii) Cox Smith Matthews Incorporated, Texas counsel to the Loan Parties and (iii) Carey Olsen, Guernsey counsel to the Loan Parties and the Parent GP, in each case (A) dated as of the Amendment No. 3 Effective Date, (B) addressed to the Administrative Agent, the Collateral Agent and the Incremental Term D-1 Lenders and (C) in form and substance reasonably satisfactory to the Administrative Agent.
(c)    The Administrative Agent shall have received in the case of each Loan Party and the Parent GP each of the items referred to in clauses (1), (2) and (3) below:
(1)    a copy of the certificate or articles of incorporation, certificate of limited partnership, certificate of formation or other equivalent organizational documents, including all amendments thereto, of each Loan Party and the Parent GP, (A) in the case of a corporation, certified as of a recent date by the Secretary of State (or other similar official) of the jurisdiction of its organization, and a certificate as to the good standing (to the extent such concept or a similar concept exists under the laws of such jurisdiction) of each such Loan Party or the Parent GP as of a recent date from such Secretary of State (or other similar official) or (B) in the case of a partnership or limited liability company, certified by the Secretary or Assistant Secretary of each such Loan Party or the Parent GP, or in the alternative (other than in the case of the Co-Borrowers), a certificate stating that such certificate or articles of incorporation or organization have not been amended since the Closing Date;

(2)    a certificate of the Secretary or Assistant Secretary or similar officer of each Loan Party and the Parent GP dated the Closing Date and certifying
(i)    that attached thereto is a true and complete copy of the bylaws (or partnership agreement, limited liability company agreement or other equivalent governing documents) of such Loan Party or the Parent GP as in effect on the Closing Date and at all times since a date prior to the date of the resolutions described in clause (B) below or in the alternative (other than in the case of the Co-Borrowers), certifying that such bylaws (or partnership agreement, limited liability company agreement or other equivalent governing documents) have not been amended since the Closing Date,
(ii)    that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of such Loan Party or the Parent GP (or its managing general partner, managing member or equivalent) authorizing the execution, delivery and performance of this Amendment or any other document delivered in connection herewith to which such person is a party and, in the case of the Co-Borrowers, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect on the Closing Date,
(iii)    that the certificate or articles of incorporation, certificate of limited partnership, articles of incorporation, certificate of formation or other equivalent organizational documents of such Loan Party or the Parent GP has not been amended since the date of the last amendment thereto disclosed pursuant to clause (i) above,
(iv)    as to the incumbency and specimen signature of each officer executing this Amendment or any other document delivered in connection herewith on behalf of such Loan Party or the Parent GP; and
(v)    as to the absence of any pending proceeding for the dissolution or liquidation of such Loan Party or the Parent GP; and
(3)    a certificate of a director or an officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary or similar officer executing the certificate pursuant to clause (2) above.
(d)    All fees and expenses required to be paid hereunder or pursuant to the Fee Letter, dated as of July 26, 2013, by and among the Lead Borrower, Bank of America, N.A., Merrill Lynch, Pierce, Fenner and Smith Incorporated, Morgan Stanley Senior Funding, Inc. and Goldman Sachs Bank USA, to the extent invoiced at least three (3) Business Days prior to the Closing Date shall have been paid in full in cash or will be paid on the Amendment No. 3 Effective Date out of the Credit Extension of Incremental Term D-1 Loans.
(e)    The Administrative Agent and the Amendment No. 3 Arrangers shall have received all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation, the USA PATRIOT Act that has been requested not less than five (5) Business Days prior to the Amendment No. 3 Effective Date.
(f)    The Acquisition shall have been consummated, or substantially simultaneously with the initial borrowing of the Incremental Term D-1 Loans, shall be consummated, in all material respects in accordance with the terms of the Acquisition Agreement, without giving effect to any modifications, amendments, consents or waivers by the Lead Borrower thereto that are material and adverse to the Amendment No. 3 Arrangers without the prior consent of the Amendment No. 3 Arrangers (such consent not to be unreasonably withheld, delayed or conditioned).
(g)    Since December 30, 2012, except as set forth in Section 4.6(a) of the Disclosure Letter (as defined in the Acquisition Agreement), there has not been any event, occurrence or development which has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect (as defined in the Acquisition Agreement).
(h)    The Amendment No. 3 Arrangers shall have received a pro forma consolidated balance sheet and related pro forma consolidated statement of income of Parent as of and for the twelve-month period ending on the last day of the most recently completed four-fiscal quarter period ended at least 45 days prior to the Closing Date (or 90 days in case such four-fiscal quarter period is the end of Parent’s fiscal year), prepared after giving effect to the Transactions as if the Transactions had occurred as of such date (in the case of such balance sheet) or at the beginning of such period (in the case of such statement of income).
(i)    The Amendment No. 3 Arrangers shall have received (a) audited consolidated balance sheets of Parent and related statements of income, changes in equity and cash flows of Parent for the three most recently completed fiscal years ended at least 90 days before the Amendment No. 3 Effective Date and (b) unaudited consolidated balance sheets and related statements of income, changes in equity and cash flows of Parent for each of the first three subsequent fiscal quarters after the date of the most recent financial statements delivered pursuant to clause (a) above and ended at least 45 days before the Amendment No. 3 Effective Date; provided that filing of the required financial statements on form 10-K and form 10-Q by Parent will satisfy the foregoing requirements with respect to Parent and its subsidiaries.
(j)    The Administrative Agent shall have received a Request for Credit Extension not later than 1:00 p.m. (New York City time) three (3) Business Days prior to the date of the proposed Borrowing.
(k)    The Amendment No. 3 Arrangers shall have received a certificate attesting to the Solvency of Parent and its Subsidiaries (on a consolidated basis) on the Amendment No. 3 Effective Date after giving effect to the Transactions, from the Chief Financial Officer of Parent.

(l)    The representations and warranties of the Co-Borrowers and each other Loan Party contained in Article V of the Credit Agreement or any other Loan Document (except the representations contained in Section 5.02(b), Section 5.02(c), Section 5.03, Section 5.05, Section 5.06, Section 5.07, Section 5.08, Section 5.09, Section 5.10, Section 5.11, Section 5.13, Section 5.14, Section 5.15, Section 5.16 and Section 5.18 of the Credit Agreement and in any other Loan Document, it being understood and agreed that such non-excluded representations are the only representations being made by the Co-Borrowers on the Amendment No. 3 Effective Date) shall be true and correct in all material respects on and as of the date of such Credit Extension; provided that, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided further that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates.
(m)    At the time of and immediately after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing or shall result from the Amendment and related Credit Extension or from the application of the proceeds therefrom.
(n)    The Administrative Agent shall have received a certificate, dated the Amendment No. 3 Effective Date and signed by a Responsible Officer of the Lead Borrower, confirming compliance with the conditions set forth in paragraphs (l) and (m) of this Article IV and Section 2.14 of the Credit Agreement.
(o)    All documents and instruments (including delivery of a recent Lien, bankruptcy, judgment, copyright, patent and trademark search in each jurisdiction reasonably requested by the Administrative Agent) required to create and perfect the Administrative Agent’s security interest in the Collateral acquired in connection with the Acquisition as required pursuant to the terms of the Credit Agreement, shall have been executed and delivered and, if applicable, be in proper form for filing, each in form and substance reasonably satisfactory to the Administrative Agent.
The Administrative Agent shall notify the Lead Borrower and the Lenders of the Amendment No. 3 Effective Date. Notwithstanding the foregoing, the amendments effected hereby shall not become effective, and the obligations of the Incremental Term D-1 Lenders hereunder to make Incremental Term D-1 Loans will automatically terminate, if each of the conditions set forth or referred to in this Article IV has not been satisfied at or prior to 5:00 p.m., New York City time, on February 28, 2014.
ARTICLE V

Representation and Warranties.
After giving effect to the amendments contained herein, on the Amendment No. 3 Effective Date the Co-Borrowers hereby confirm that: (a) this Amendment has been duly authorized, executed and delivered by each Loan Party party hereto and constitutes the legal, valid and binding obligations of each such Loan Party enforceable against it in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity; (b) the representations and warranties of the Co-Borrowers and each other Loan Party contained in Article V of the Credit Agreement or any other Loan Document (except the representations contained in Section 5.02(b), Section 5.02(c), Section 5.03, Section 5.05, Section 5.06, Section 5.07, Section 5.08, Section 5.09, Section 5.10, Section 5.11, Section 5.13, Section 5.14, Section 5.15, Section 5.16 and Section 5.18 of the Credit Agreement and in any other Loan Document, it being understood and agreed that such non-excluded representations are the only representations being made by the Co-Borrowers on the Amendment No. 3 Effective Date) shall be true and correct in all material respects on and as of the date of such Credit Extension; provided that, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided further that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates; and (c) no Default or Event of Default has occurred and is continuing under the Credit Agreement.
ARTICLE VI

Miscellaneous

Section 6.1.    Continuing Effect; No Other Amendments or Waivers. This Amendment shall not constitute an amendment or waiver of or consent to any provision of the Credit Agreement and the other Loan Documents except as expressly stated herein and shall not be construed as an amendment, waiver or consent to any action on the part of the Loan Parties or the Parent GP that would require an amendment, waiver or consent of the Administrative Agent or the Lenders except as expressly stated herein. Except as expressly waived hereby, the provisions of the Credit Agreement and the other Loan Documents are and shall remain in full force and effect in accordance with their terms. This Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.
Section 6.2.    Counterparts. This Amendment may be executed in any number of separate counterparts by the parties hereto (including by telecopy or via electronic mail), each of which counterparts when so executed shall be an original, but all the counterparts shall together constitute one and the same instrument.
Section 6.3.    GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
Section 6.4.    Reaffirmation. Each Loan Party, and with respect to clause (i) below the Parent GP, hereby expressly acknowledges the terms of this Amendment and reaffirms, as of the date hereof, (i) the covenants and agreements contained in each Loan Document to which it is a party, including, in each case, such covenants and agreements as in effect immediately after giving effect to this Amendment and the transactions contemplated hereby and (ii) its guarantee of the Obligations under each Guaranty, as applicable, and its grant of Liens on the Collateral to secure the Obligations pursuant to the Collateral Documents.
Section 6.5.    On and after the Amendment No. 3 Effective Date, each reference in the Credit Agreement to "this Agreement," "hereunder," "hereof" or words of like import referring the Credit Agreement, and each reference in the Notes and each of the other Loan Documents to "the Credit Agreement," "thereunder," "thereof" or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Amendment.
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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their respective duly authorized officers as of the date first above written.

KINETIC CONCEPTS, INC.,
as the Lead Borrower

By:	/s/ Robert P. Hureau
Name: Robert P. Hureau
Title: Executive Vice President, Chief Financial Officer

KCI USA, INC.,
as Co-Borrower

By:	/s/ Robert P. Hureau
Name: Robert P. Hureau
Title: Executive Vice President, Chief Financial Officer

CHIRON HOLDINGS, INC.,
as Holdings

By:	/s/ Robert P. Hureau
Name: Robert P. Hureau
Title: Vice President and Treasurer

CHIRON TOPCO, INC.,
as Topco

By:	/s/ Robert P. Hureau
Name: Robert P. Hureau
Title: Vice President and Treasurer

[Signature Page to Amendment No. 3 to Credit Agreement]

CHIRON GUERNSEY LP, INC., as Parent

By:	CHIRON GUERNSEY GP CO. LIMITED,
Its: General Partner

By:	/s/ John T. Bibb
Name: John T. Bibb
Title: Director

[Signature Page to Amendment No. 3 to Credit Agreement]

BANK OF AMERICA, N.A.,
as Administrative Agent and Collateral Agent

By:	/s/ Anthony W. Kell
Name: Anthony W. Kell
Title: Vice President

[Signature Page to Amendment No. 3 to Credit Agreement]

EXHIBIT A

JOINDER AGREEMENT
JOINDER AGREEMENT, dated as of [_____] (this “Agreement”), by and among [INCREMENTAL TERM D-1 LENDER] (each, an “Incremental Term D-1 Lender” and, collectively, the “Incremental Term D-1 Lenders”), Kinetic Concepts, Inc., a Texas corporation (the “Lead Borrower”), KCI USA, Inc., a Delaware corporation (“KCI USA” and, together with the Lead Borrower, the “Co-Borrowers”)and Bank of America, N.A. (the “Administrative Agent”).
RECITALS:
WHEREAS, reference is hereby made to the Credit Agreement, dated as of November 4, 2011 and amended by Amendment No. 1 dated as of November 7, 2012, Amendment No. 2 dated as of June 14, 2013 and Amendment No. 3 dated as of [______] (as further amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among CHIRON MERGER SUB, INC., a Texas corporation, the Co-Borrowers, CHIRON HOLDINGS, INC., a Delaware corporation, CHIRON TOPCO, INC., a Delaware corporation, CENTAUR GUERNSEY LP, INC., a Guernsey limited partnership, solely with respect to Sections 5.01 through 5.04, 7.13 and 8.01 of the Credit Agreement, CHIRON GUERNSEY GP CO. LIMITED, a Guernsey limited company, BANK OF AMERICA, N.A., as administrative agent, collateral agent, letter of credit issuer and swing line lender, and each lender from time to time party thereto (capitalized terms used but not defined herein having the meaning provided in the Credit Agreement);
WHEREAS, subject to the terms and conditions of the Credit Agreement, the Co-Borrowers may establish Incremental Term D-1 Commitments with Incremental Term D-1 Lenders; and
WHEREAS, subject to the terms and conditions of the Credit Agreement, Incremental Term D-1 Lenders shall become Lenders pursuant to one or more Joinder Agreements;
NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto agree as follows:
Each Incremental Term D-1 Lender hereby agrees to provide the respective Incremental Term D-1 Commitments set forth on its signature page hereto pursuant to and in accordance with Section 2.01(f) of the Credit Agreement. The Incremental Term D-1 Commitments provided pursuant to this Agreement shall be subject to all of the terms in the Credit Agreement and to the conditions set forth in the Credit Agreement, and shall be entitled to all the benefits afforded by the Credit Agreement and the other Loan Documents, and shall, without limiting the foregoing, benefit equally and ratably from the Guarantees and security interests created by the Collateral Documents.
Each Incremental Term D-1 Lender hereby agrees to make an Incremental Term D-1 Loan to the Co-Borrowers in an amount equal to its respective Incremental Term D-1 Commitments on the Amendment No. 3 Effective Date in accordance with Section 2.01(f) of the Credit Agreement.
Each Incremental Term D-1 Lender (i) confirms that it has received a copy of the Credit Agreement and the other Loan Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement; (ii) agrees that it will, independently and without reliance upon the Administrative Agent, the Amendment No. 3 Arrangers or any other Incremental Term D-1 Lender or any other Lender or Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; and (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender.
Upon (i) the execution of a counterpart of this Agreement by each Incremental Term D-1 Lender, the Administrative Agent and the Co-Borrowers and (ii) the delivery to the Administrative Agent of a fully executed counterpart (including by way of telecopy or other electronic transmission) hereof, each of the undersigned Incremental Term D-1 Lender shall become Lenders under the Credit Agreement and shall have the respective Incremental Term D-1 Commitments set forth on its signature page hereto, effective as of the Amendment No. 3 Effective Date.
For each Incremental Term D-1 Lender, delivered herewith to the Administrative Agent are such forms, certificates or other evidence with respect to United States federal income tax withholding matters as such Incremental Term D-1 Lender may be required to deliver to the Administrative Agent pursuant to Section 10.07 of the Credit Agreement.
This Agreement may not be amended, modified or waived except by an instrument or instruments in writing signed and delivered on behalf of each of the parties hereto.
This Agreement, the Credit Agreement and the other Loan Documents constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties or any of them with respect to the subject matter hereof.
THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as would be enforceable.
This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

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IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Joinder Agreement as of [___], [ ].

[NAME OF INCREMENTAL TERM D-1
LENDER]

By:
Name:
Title:

If a second signature is necessary:

By:
Name:
Title:

Additional Term D-1 Commitments:

$

KINETIC CONCEPTS, INC.,
as the Lead Borrower

By:
Name:
Title:

KCI USA, INC.,
as Co-Borrower

By:
Name:
Title:

Accepted:

BANK OF AMERICA, N.A.
as Administrative Agent

By:
Name:
Title: